UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 24, 2014

(Date of earliest event reported)

VISTA INTERNATIONAL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27783	84-1572525
(State or Other Jurisdiction Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4835 Monaco Street, Suite 101, Commerce City, CO 80022

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 690-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

References in this document to “Vista,” “we,” “us,” “our,” or the “Company” refer to Vista International Technologies, Inc.

Item 1.02.  Termination of a Material Definitive Agreement

On May1, 2014, Vista and Parcel 188 Investors (“Parcel 188”) entered into a Purchase and Sale Agreement (the “Sale Agreement”) pursuant to which Vista wouldsell 1.29 acres of the 26.9 acre industrial site it owns at 1323 FulghumRd. in Hutchins, Texas, to Parcel 188.

The aggregate consideration to be paid by Parcel 188 to Vista pursuant to the Sale Agreement was approximately $100,000 in cash, or roughly $1.78 per square foot.  The 1.29 acres to be sold to Parcel 188 is currently undeveloped land.

On June 24, 2014 the Company was informed that Parcel 188 was terminating the contract due to issues Parcel 188 was having with a proposed tenant for the land.  This termination was done according to the contract terms and the parties have no further obligation to each other.

Forward Looking Statements Warning

This filing may contain projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by us with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.

The information contained in this filing is a statement of Vista’s present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Vista’s assumptions. Vista may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Vista’s assumptions or otherwise. The cautionary statements contained or referred to in this filing should be considered in connection with any subsequent written or oral forward-looking statements that Vista or persons acting on its behalf may issue. This filing may include analysts’ estimates and other information prepared by third parties for which Vista assumes no responsibility.

Vista undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements and other statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

By including any information in this filing, Vista does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VISTA INTERNATIONAL TECHNOLOGIES, INC.

Dated: June 27, 2014	By:	/s/ Timothy D Ruddy
Timothy D Ruddy, Interim Chief Executive Officer